Sub-Item 77Q1:
Exhibits


ARTICLES
SUPPLEMENTARY
OF
FEDERATED
EQUITY INCOME
FUND, INC.
	FEDERATE
D EQUITY INCOME
FUND, INC., a
Maryland corporation
having its principal
office in the State of
Maryland in
Baltimore, Maryland
(hereinafter called the
?Corporation?),
hereby certifies to the
State Department of
Assessments and
Taxation of Maryland
that:

FIRST:  The
Corporation
is authorized
to issue two
billion
(2,000,000,00
0) shares of
common
stock, all of
which have a
par value of
one tenth of
one cent
($0.001) per
share, with an
aggregate par
value of
$2,000,000.
These
Articles
Supplementar
y do not
increase the
total
authorized
capital stock
of the
Corporation
or the
aggregate par
value thereof.

SECOND:
The Board of
Directors of
the
Corporation
hereby
reclassifies
200,000,000
shares of the
authorized
and unissued
shares of
Federated
Equity
Income Fund,
Inc. Class B
Shares and
100,000,000
shares of
Class F
Shares (a total
of
300,000,000
shares), into
Federated
Equity
Income Fund,
Inc. Class R
Shares.

THIRD:
Immediately
before the
reclassificatio
n of shares as
set forth in
Article
SECOND
hereto, the
Corporation
was
authorized to
issue two
billion
(2,000,000,00
0) shares of
common
stock, all of
which have a
par value of
one tenth of
one cent
($0.001) per
share, with an
aggregate par
value of
$2,000,000
which were
classified as
follows:


CLASSES
SHARES
Federated Equity
 Income Fund, Inc.
Class A Shares
   400,000,000
Federated Equity
Income Fund, Inc.
 Class B Shares
   400,000,000
Federated Equity
Income Fund, Inc.
 Class C Shares
   400,000,000
Federated Equity
 Income Fund, Inc.
Class F Shares
   400,000,000
Federated Equity
 Income Fund, Inc.
Institutional Shares
   400,000,000

Aggregate Authorized
Shares
2,000,000,000

Following the
aforesaid
reclassificatio
n of shares as
set forth in
Article
SECOND
hereto, the
Corporation
will be
authorized to
issue two
billion
(2,000,000,00
0) shares of
common
stock, all of
which have a
par value of
one tenth of
one cent
($0.001) per
share, with an
aggregate par
value of
$2,000,000
classified as
follows:


CLASSES
SHARES
Federated Equity
Income Fund, Inc.
 Class A Shares
   400,000,000
Federated Equity
Income Fund, Inc.
Class B Shares
   200,000,000
Federated Equity
Income Fund, Inc.
Class C Shares
   400,000,000
Federated Equity
Income Fund, Inc.
 Class F Shares
   300,000,000
Federated Equity
Income Fund, Inc.
Institutional Shares
   400,000,000
Federated Equity
Income Fund, Inc.
Class R Shares
   300,000,000

Aggregate Authorized
Shares
2,000,000,000

FOURTH:
The shares of
common
stock of the
Corporation
reclassified
hereby shall
be subject to
all of the
provisions of
the
Corporation?s
charter
relating to
shares of
stock of the
Corporation
generally and
shall have the
preferences,
conversion
and other
rights, voting
powers,
restrictions,
limitations as
to dividends,
qualifications
and terms of
condition of
redemption
set forth in
Article
FOURTH,
paragraph (b)
of the Articles
of
Incorporation
of the
Corporation.

FIFTH:  The
stock has
been
classified and
reclassified
by the Board
of Directors
under the
authority
contained in
the charter of
the
Corporation.

SIXTH:  The
Articles
Supplementar
y will become
effective
immediately
upon filing
with the State
Department
of
Assessments
and Taxation
of Maryland.

	IN WITNESS
WHEREOF, the
Corporation has
caused these presents
to be signed in its
name and on its
behalf by its President
and witnessed by its
Executive Vice
President on January
25, 2013.

	The
undersigned,
President and
Executive Vice
President of the
Corporation, hereby
acknowledge that
these Articles
Supplementary are the
act of the
Corporation, and that
to the best of their
knowledge,
information and
belief, all the matters
and facts set forth
herein with respect to
the authorization and
approval hereof are
true in all material
respects and that this
statement is made
under the penalties of
perjury.

ATTEST:
FEDERATED EQUITY INCOME FUND, INC.


/s/ John W. McGonigle
By:  /s J. Christopher Donahue
John W. McGonigle
J. Christopher Donahue
Executive Vice President
President




Sub-Item 77Q1:
Exhibits

AMENDMENT #14
TO THE BY-LAWS
OF
FEDERATED
EQUITY INCOME
FUND, INC.
Effective June 1,
2013
      Insert the
following into
ARTICLE VI,
AGREEMENTS,
CHECKS,
DRAFTS,
ENDORSEMENTS
, ETC. and
renumber the
remaining sections
accordingly:
Section 2.
DELEGATION OF
AUTHORITY
RELATING TO
DIVIDENDS.  The
Directors may
delegate to any
Officer or Agent of
the Corporation the
ability to authorize
the payment of non-
stock dividends and
may delegate to an
Officer or Agent in
accordance with
that general
authorization the
power to fix the
amount and other
terms of the
dividend provided
that the Directors
established a
method or
procedure for
determining the
maximum amount
of the distribution.

	The title of
ARTICLE VI is
deleted and replaced
as follows:
?AGREEMENTS,
CERTAIN
DELEGATION,
CHECKS,
DRAFTS,
ENDORSEMENTS
, ETC.?







US_ACTIVE-115855131.1-KRLIEB 01/28/2014 9:02 AM